Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Income Builder Fund described above under Sub-Item 77D are described in the supplement to the Fund?s Prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on April 25, 2012 (Accession No. 0000950123-12-006598), which is incorporated herein by reference.